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                                                                    EXHIBIT 23.3




                       MARSHALL MILLER & ASSOCIATES LOGO




                                January 20, 2000




Mr. Bruce Sparks, President
ANKER COAL GROUP, INC.
2708 Cranberry Square
Morgantown, West Virginia  26505



Dear Sir:



       MARSHALL MILLER & ASSOCIATES (MM&A), a mining and geological consulting firm based in Bluefield, Virginia, hereby consents to the inclusion of our report, "Audit of Demonstrated Reserves Controlled by Anker Coal Group, Inc. - January 20, 2000," with regard to the coal reserves of ANKER COAL GROUP, INC. (ANKER) and all references to our firm included in or made part of Anker's Registration Statement on Form S-4, as amended, for the registration of Anker's 14.25% Series B Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000).


                                              Sincerely,
                                              MARSHALL MILLER & ASSOCIATES
                                              ENERGY & MINERAL RESOURCES GROUP



                                              /s/ J. Scott Nelson
                                              J. Scott Nelson, C.P.G.
                                              Vice President